    As filed with the Securities and Exchange Commission on May [30], 1997
                                        Registration No. 333-___________________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                 ----------------------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                -----------------------------------------------

                           METACREATIONS CORPORATION
            (Exact name of registrant as specified in its charter)

                   Delaware                               95-4102687
                   --------                               ----------
      (State or other jurisdiction of                   (I.R.S. Employer
       incorporation or organization)                Identification Number)

                            6303 Carpinteria Avenue
                         Carpinteria, California 93013

                         -----------------------------

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                   METACREATIONS CORPORATION 1995 STOCK PLAN
                     RAY DREAM, INC. 1992 STOCK OPTION PLAN
          FRACTAL DESIGN CORPORATION 1995 DIRECTORS' STOCK OPTION PLAN
               FRACTAL DESIGN CORPORATION 1993 STOCK OPTION PLAN
                FRACTAL DESIGN CORPORATION AMENDED AND RESTATED
                             1995 STOCK OPTION PLAN
                             (Full title of plans)

                         -----------------------------

                              Terance A. Kinninger
                            Chief Financial Officer
                           MetaCreations Corporation
                            6303 Carpinteria Avenue
                         Carpinteria, California 93013
                                 (805) 566-6200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         -----------------------------

                                    Copy to:

                             Jeffrey D. Saper, Esq.
                             Kaivan M. Shakib, Esq.
                             Romy S. Taubman, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                          Palo Alto, California 94304


                        CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                                                   Proposed         Proposed
                                                                   Maximum           Maximum
                                                  Amount           Offering         Aggregate         Amount of
          Title of Securities                     to be             Price           Offering         Registration
            to be Registered                    Registered        Per Share           Price              Fee
-----------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value
-----------------------------------------------------------------------------------------------------------------
 - Outstanding under Fractal's 1992                 68,270       $ 2.853 (1)      $   194,774.31       $   59.02
   Assumed Ray Dream, Inc. Stock Option Plan
-----------------------------------------------------------------------------------------------------------------
 - Outstanding under Fractal's 1993                836,016       $ 3.451 (1)      $ 2,885,091.22       $  874.27
   Stock Option Plan
-----------------------------------------------------------------------------------------------------------------
 - Outstanding under Fractal's 1995                703,446       $13.260 (1)      $ 9,327,693.96       $2,826.57
   Directors' Stock Option Plan
-----------------------------------------------------------------------------------------------------------------
 - Outstanding under Fractal's 1995                 44,940       $18.914 (1)      $   849,995.16       $  257.57
   Stock Option Plan
-----------------------------------------------------------------------------------------------------------------
 - Newly reserved under the Company's            1,500,000       $11.8125 (2)     $17,718,750.00       $5,369.31
   1995 Stock Option Plan
-----------------------------------------------------------------------------------------------------------------
               Total                             3,152,672       $50.2905         $30,976,304.65       $9,425.74
=================================================================================================================

(1) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. Computation based on the weighted average per share exercise price (rounded to the nearest 1/10th of one cent) of outstanding options under the referenced plan, the shares issuable under which are registered hereby.

(2) Estimated in accordance with Rule 457(h) and 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the average of the high and low sale prices of the Common Stock as reported on the NASDAQ National Market on May 29, 1997.

PART I:   INFORMATION REQUIRED IN THE PROSPECTUS

ITEM 1.   PLAN INFORMATION
          ----------------

          Omitted pursuant to the instructions and provisions of Form S-8.

ITEM 2.   REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.
          --------------------------------------------------------------

          Omitted pursuant to the instructions and provisions of Form S-8.

PART II:  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INFORMATION INCORPORATED BY REFERENCE
          -------------------------------------

          There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant:

          (a) The Registrant's Annual Report on Form 10-K, file no. 000-27168, for the fiscal year ended December 31, 1996 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (b) The Registrant's Form 10-Q, file no. 000-27168, for the fiscal quarter ending March 31, 1997, filed pursuant to Section 13(a) of the Exchange Act.

          (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A (File No. 000-27168) filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          (d) The Registrant's Joint Proxy Statement/Prospectus, dated April 28, 1997, filed pursuant to Regulation 14A and 14C of the Exchange Act.

          All documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which de-registers all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

          The MetaCreations Corporation documents incorporated by reference herein contain forward-looking statements that involve risks and uncertainties. MetaCreations Corporation's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the risks identified in the respective documents incorporated by reference.

ITEM 4.   DESCRIPTION OF SECURITIES
          -------------------------

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL
          --------------------------------------

          The validity of the issuance of shares of Common Stock offered hereby will be passed upon for the Registrant by Wilson Sonsini Goodrich & Rosati, Professional Corporation ("WSGR"), Palo Alto, California. Certain members of WSGR, or investment partnerships of which such persons are partners, beneficially own an aggregate of approximately 25,000 shares of the Registrant's Common Stock.

ITEM 6.   INDEMNIFICATION OF OFFICERS AND DIRECTORS
          -----------------------------------------

          Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article 9 of the Company's Restated Certificate of Incorporation and
Article 6.1 of the Bylaws of the Company provide for indemnification of certain agents to the maximum extent permitted by the Delaware General Corporation Law. Persons covered by these indemnification provisions include current and former directors, officers, employees and other agents of the Company, as well as persons who serve at the request of the Company as directors, officers, employees or agents of another enterprise.

ITEM 7.   EXEMPTION FORM REGISTRATION CLAIMED
          -----------------------------------

          Not applicable

ITEM 8.   EXHIBITS
          --------

Exhibit
Number                                Document
------    --------------------------------------------------------------------

 4.1      MetaCreations Corporation 1995 Stock Plan, as amended.

 4.2      Fractal Design Corporation 1992 Assumed Ray Dream, Inc. Stock Option
          Plan

 4.3      Fractal Design Corporation 1993 Stock Option Plan

 4.4      Fractal Design Corporation 1995 Stock Option Plan

 4.5      Fractal Design Corporation 1995 Directors' Stock Option Plan

 5.1      Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1      Consent of Coopers & Lybrand L.L.P., independent accountants.

23.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

24.1      Power of Attorney (see page II-4).

ITEM 9.   UNDERTAKINGS
          ------------

          (a) The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not
          -----------------
apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of Carpinteria, State of California, on May 30, 1997.

                              METACREATIONS CORPORATION

                              By: /s/ Terance A. Kinninger
                                  --------------------------------------------
                                  Terance A. Kinninger,
                                  Chief Financial Officer


                               POWER OF ATTORNEY
                               -----------------

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terance A. Kinninger, his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                              Title                      Date
          ---------                              -----                      ----
/s/ John J. Wilczak             Chairman, President and Chief Executive    May 30, 1997
-----------------------------   Officer (Principal Executive Officer)
John J. Wilczak

/s/ Terance A. Kinninger        Chief Financial Officer (Principal         May 30, 1997
-----------------------------   Financial and Accounting Officer)
Terance A. Kinninger

/s/ Kai Krause                  Director and Senior Science and Design     May 30, 1997
-----------------------------   Officer
Kai Krause

/s/ Samuel H. Jones, Jr.        Director                                   May 30, 1997
-----------------------------
Samuel H. Jones, Jr.

/s/ Bert Kolde                  Director                                   May 30, 1997
-----------------------------
Bert Kolde

/s/ William H. Lane III         Director                                   May 30, 1997
-----------------------------
William H. Lane III

/s/ Howard L. Morgan            Director                                   May 30, 1997
-----------------------------
Howard L. Morgan

/s/ Mark Zimmer                 Director                                   May 30, 1997
-----------------------------
Mark Zimmer

/s/ Thomas Hedges               Director                                   May 30, 1997
-----------------------------
Thomas Hedges

/s/ Arthur Collmeyer            Director                                   May 30, 1997
-----------------------------
Arthur Collmeyer

/s/ Terance A. Kinninger                                                   May 30, 1997
-----------------------------
Terance A. Kinninger
Attorney-In-Fact

                               INDEX TO EXHIBITS
                               -----------------

                                                     Sequentially
Exhibit                                                Numbered
Number            Description of Document                Page
-------   ----------------------------------------   ------------
    4.1   MetaCreations Corporation 1995 Stock
          Plan, as amended

    4.2   Fractal Design Corporation 1992 Assumed
          Ray Dream, Inc. Stock Option Plan

    4.3   Fractal Design Corporation 1993 Stock
          Option Plan

    4.4   Fractal Design Corporation 1995 Stock

    4.5   Option Plan

    5.1   Fractal Design Corporation 1995
          Directors' Stock Option Plan
          Opinion of Wilson Sonsini Goodrich &
          Rosati, Professional Corporation

   23.1   Consent of Coopers & Lybrand L.L.P.,
          independent accountants.

   23.2   Consent of Wilson Sonsini Goodrich &
          Rosati, Professional Corporation
          (included in Exhibit 5.1).

   24.1   Power of Attorney (see page II-4).